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QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                                      YEAR ENDED JUNE 30
                                                              ---------------------------------
                                                                1997         1996        1995
                                                              --------     --------    --------
                                                            (In thousands, except per share data)
PRIMARY
Average shares outstanding                                      73,442       72,191      70,865
Net effect of dilutive stock options based on the treasury
  stock method using average market price                        2,484        2,448       2,872
                                                              --------     --------    --------
    Totals                                                      75,926       74,639      73,737
                                                              ========     ========    ========
Income before extraordinary item                              $ 84,082     $ 69,232    $ 55,955
Extraordinary charges                                           (8,197)          --          --
                                                              --------     --------    --------
Net income                                                    $ 75,885     $ 69,232    $ 55,955
                                                              ========     ========    ========
Per share amounts:
Income before extraordinary item                              $   1.11     $   0.93    $   0.76
Extraordinary charges                                            (0.11)          --          --
                                                              --------     --------    --------
Net income                                                    $   1.00     $   0.93    $   0.76
                                                              ========     ========    ========
FULLY DILUTED
Average shares outstanding                                      73,442       72,191      70,865
Net effect of dilutive stock options based on the treasury
  stock method using the higher of ending or average
  market price                                                   2,622        2,505       2,917
                                                              --------     --------    --------
    Totals                                                      76,064       74,696      73,782
                                                              ========     ========    ========
Income before extraordinary item                              $ 84,082     $ 69,232    $ 55,955
Extraordinary charges                                           (8,197)          --          --
                                                              --------     --------    --------
Net income                                                    $ 75,885     $ 69,232    $ 55,955
                                                              ========     ========    ========
Per share amounts:
Income before extraordinary item                              $   1.11     $   0.93    $   0.76
Extraordinary charges                                            (0.11)          --          --
                                                              --------     --------    --------
Net income                                                    $   1.00     $   0.93    $   0.76
                                                              ========     ========    ========